AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 2010

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MAIDEN HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-0570192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

131 Front Street Hamilton HM12, Bermuda
(Address of Principal Executive Offices)

Amended and Restated Maiden Holdings, Ltd. 2007 Share Incentive Plan
(Full title of the plan)

CT Corporation System
111 8th Avenue, 13th Floor
New York, New York 10011
 (Name and address of agent for service)

(212) 590-9330
(Telephone number, including area code, of agent for service)

Copy to:

Arturo M. Raschbaum
President and Chief Executive Officer
Maiden Holdings, Ltd.
131 Front Street, Hamilton HM12, Bermuda

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common shares, par value $0.01 per share	7,200,000	$6.95	$50,040,000	$3,568

(1)
Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional common shares may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional common shares.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low asked prices of our common shares on May 14, 2010, as reported on the Nasdaq Global Select Market.

(3)
This registration statement registers an additional 7,200,000 shares issuable under the Amended and Restated Maiden Holdings, Ltd. 2007 Share Incentive Plan (the “Plan”).  We have previously registered 2,800,000 shares issuable under the Plan (Registration Statement No. 333-163515).

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM
EFFECTIVE REGISTRATION STATEMENT
AND EXPLANATORY NOTE

This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the Amended and Restated Maiden Holdings, Ltd. 2007 Share Incentive Plan (the “Plan”) is already effective.  Pursuant to Instruction E to Form S-8, we incorporate by reference into this registration statement the contents of the registration statement we filed on Form S-8 with the Securities and Exchange Commission on December 4, 2009 (File No. 333-163515) (the “Original Registration Statement”) in its entirety, and including exhibits thereto, relating to the registration of shares of our common shares, par value $0.01 per share, authorized for issuance under the Plan.  This registration statement provides for the registration of an additional 7,200,000 common shares authorized for issuance under the Plan pursuant to an amendment to the Plan adopted by our shareholders on May 4, 2010.

This registration statement includes a reoffer prospectus, which has been revised to update the reoffer prospectus that was filed with the Original Registration Statement (the “Revised Reoffer Prospectus”).  The Revised Reoffer Prospectus has been prepared in accordance with the requirements of Part I of Form S-3 (as permitted by Section C.1. of the General Instructions to Form S-8).  The reoffer prospectus may be used by certain officers and directors of the Company to sell or otherwise dispose of common shares they receive as grants under, or as a result of the exercise of options granted or to be granted to them under, the Plan.

2

REOFFER PROSPECTUS

MAIDEN HOLDINGS, LTD.

10,000,000 Common Shares

This prospectus covers the offer and resale of up to 10,000,000 common shares, par value $0.01 per share, of Maiden Holdings, Ltd., a Bermuda company, which may be offered and sold from time to time by certain officers and directors of the Company who have acquired or will acquire such shares pursuant to the Amended and Restated Maiden Holdings, Ltd. 2007 Share Incentive Plan (the “Plan”).

The common shares may be sold from time to time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq Global Select Market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  We will not receive any of the proceeds from the sale of these common shares (except pursuant to an exercise of options to purchase common shares under the Plan), although we have paid the expenses of preparing this prospectus and the related registration statement.

The closing sales price of our common shares on May 14, 2010 as reported by the Nasdaq Global Select Market was $6.97.

You should read this prospectus carefully before you invest.  Investing in the common shares offered hereby involves significant risks.  For more information, please see the section of this prospectus titled “Risk Factors,” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2010.

TABLE OF CONTENTS

Prospectus Summary	3
Forward Looking Statements	5
Risk Factors	6
Use of Proceeds	6
Selling Shareholders	6
Plan of Distribution	8
Legal Matters	9
Experts	9
Information Incorporated By Reference	9
Where You Can Find More Information	10

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY  INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE  OFFERING  MADE  HEREBY, AND, IF GIVEN OR MADE,  SUCH  INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.  THE INFORMATION CONTAINED IN THIS PROSPECTUS, AS WELL AS ANY INFORMATION INCORPORATED BY REFERENCE, IS CURRENT ONLY AS OF THE DATE OF THIS PROSPECTUS OR THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE, AS APPLICABLE.  THE COMPANY’S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following is only a summary of some of the information contained or incorporated by reference in this prospectus that we believe to be important.  We have selected highlights of material aspects of our business to be included in this summary.  We urge you to read this entire prospectus, including the information incorporated by reference in this prospectus.  Investing in our common shares involves risks.  You should carefully consider the information below referenced under the heading “Risk Factors,” in this prospectus and under that heading in our reports filed with the SEC from time to time.

In this prospectus, the words “Maiden,” “Company,” “we,” “our” and “us” refer to Maiden Holdings, Ltd. and our consolidated subsidiaries, unless the context requires otherwise.

Business

We are a Bermuda-based holding company formed in June 2007, primarily focused on serving the needs of regional and specialty insurers in the United States and Europe by providing innovative reinsurance solutions designed to support their capital needs. We specialize in reinsurance solutions that optimize financing by providing coverage within the more predictable and actuarially credible lower layers of coverage and/or reinsuring risks that are believed to be lower hazard, more predictable and generally not susceptible to catastrophe claims. Our tailored solutions include a variety of value added services focused on helping our clients grow and prosper.

We provide reinsurance through our wholly owned subsidiaries, Maiden Reinsurance Company (“Maiden US”) and Maiden Insurance Company, Ltd. (“Maiden Bermuda”) and have operations in the United States and Bermuda. On a more limited basis, Maiden Specialty Insurance Company, a wholly owned subsidiary of Maiden US, provides primary insurance on a surplus lines basis focusing on non-catastrophe property and inland marine. Maiden Bermuda does not underwrite any primary insurance business.

On October 31, 2008, we acquired the reinsurance operations of GMAC Insurance from GMACI Holdings, LLC (“GMACI”), which included the following components, the sum of which are referred to as the “GMAC Acquisition”:

•
GMAC RE LLC (“GMAC RE”), a reinsurance managing general agent writing business on behalf of Motors Insurance Corporation and the renewal rights for the business written through GMAC RE (which was subsequently renamed Maiden Re Insurance Services, LLC);

•	GMAC Direct Insurance Company (which closed on December 23, 2008 and was subsequently renamed Maiden Reinsurance Company); and

•	Integon Specialty Insurance Company (which closed on September 1, 2009 and was subsequently renamed Maiden Specialty Insurance Company).

Our founding shareholders, Michael Karfunkel, George Karfunkel and Barry Zyskind (the “Founding Shareholders”), are also the majority shareholders of AmTrust Financial Services, Inc. (“AmTrust”) (NASDAQ: AFSI), a multinational insurance holding company that offers workers’ compensation and property and casualty coverages for small businesses, extended warranty coverages for consumer and commercial goods and other specialty insurance products. Michael Karfunkel is the Chairman, George Karfunkel is a director, and Barry Zyskind is the President, Chief Executive Officer and a director of AmTrust. Prior to the GMAC Acquisition, all of the business was underwritten by Maiden Bermuda, which was focused on providing reinsurance support to AmTrust and similarly other insurers in both the U.S. and Europe that are focused on specialty insurance markets in which they have developed expertise.

To support the businesses acquired in the GMAC Acquisition and the North American operations of our wholly owned subsidiary Maiden Holdings North America, Ltd. (“Maiden NA”), on January 20, 2009, we completed a private placement of trust preferred securities of approximately $260.1 million in the form of junior subordinated debentures (the “Debentures”) issued by Maiden Capital Financing Trust, a trust established by Maiden NA, and also issued 11,700,000 common shares to the purchasers. The Debentures mature in 2039 and carry an interest rate of 14%. Approximately 62% of these securities were placed privately with two of our Founding Shareholders (Michael Karfunkel and George Karfunkel), and the remainder with existing institutional investors.

In November 2009, we announced an agreement in principal with American Capital Acquisition Corporation (“ACAC”) regarding a multi-year 25% quota share agreement expected to generate over $200 million in annual revenue. The contract commenced on March 1, 2010 after final regulatory approval and the closing of ACAC’s acquisition of GMACI’s U.S. consumer property and casualty insurance business, as well as a small amount of commercial auto business. This business generated over $1.0 billion in net written premium in each of 2008 and 2009. ACAC is owned by one of our Founding Shareholders, Michael Karfunkel, and the Michael Karfunkel 2005 Grantor Retained Annuity Trust (the “Trust”), which is controlled by Michael Karfunkel. The Trust currently owns 72.4% of ACAC’s issued and outstanding common stock, Michael Karfunkel currently owns 27.6% of ACAC’s issued and outstanding common stock, and AmTrust owns preferred shares convertible into 21.25% of the issued and outstanding common stock of ACAC. In addition to reinsurance support, we will provide support services focused on helping ACAC to continue its profitable expansion.

Our principal executive office is located at 131 Front Street, Hamilton HM12, Bermuda, and our telephone number is (441) 292-7090.  Our website address is www.maiden.bm.  Unless specifically incorporated by reference, information contained in our website is not a part of this prospectus.

The Offering

Common shares outstanding before the offering	71,199,965 shares(1)

Common shares issuable upon exercise of options or issuance of restricted shares granted or to be granted which may be offered pursuant to this prospectus	10,000,000 shares

Nasdaq symbol for common shares	“MHLD”

Use of Proceeds
We will not receive any proceeds from the sale of the common shares.  We will receive proceeds to the extent that options granted under the Plan, whether currently outstanding or issued in the future, are exercised.  We will use the exercise proceeds, if any, for working capital and general corporate purposes.

Risk Factors
There are risks associated with an investment in the common shares offered by this prospectus.  You should carefully consider the risk factors described under “Risk Factors” in this prospectus before making a decision to invest.

(1) As of May 14, 2010.  Does not include common shares issuable upon exercise of outstanding options.

FORWARD LOOKING STATEMENTS

Some of the statements set forth in this prospectus are forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by forward-looking statements.  Such factors include, among other things, those referred to under “Risk Factors” and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology.  You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other “forward-looking” information.  There may be events in the future that we are not able to accurately predict or control.  Before you invest in our securities, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline and you could lose all or part of your investment.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance or achievements.  We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

RISK FACTORS

Our business and, accordingly, an investment in our securities involve significant risks. We urge you to carefully consider the risks incorporated by reference in this prospectus before making an investment decision, including those risks set forth under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, as well as in our other filings with the SEC, all of which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition and results of operations could be seriously harmed. In that event, the trading price of our shares could decline and you may lose all or part of your investment.

USE OF PROCEEDS

The shares which may be sold under this prospectus will be sold for the respective accounts of each of the selling shareholders.  Accordingly, we will not realize any proceeds from the sale of the shares, except that we will derive proceeds if all of the options to purchase common shares currently outstanding and options that may be issued in the future are exercised.  If exercised, such proceeds will be available to us for working capital and general corporate purposes.  No assurance can be given, however, as to when or if any or all of the options will be exercised.  We will not receive any proceeds from the issuance and vesting of restricted shares under the Plan.  All expenses of the registration of the shares will be paid for by us.  See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

The following table sets forth (i) the name and relationship to the Company and its affiliates (within the past three years) of each selling shareholder listed below; (ii) the number of common shares each selling shareholder owned of record before the offering; (iii) the number of common shares being offered for sale by such holder pursuant to this prospectus (which represents the maximum number of shares that could be sold under this prospectus by such holder assuming the vesting of all awards and exercise of all options); and (iv) the amount of common shares to be owned by each selling shareholder and (if one percent or more) the percentage of the class to be owned by such holder assuming such holder disposes of all of the shares being offered pursuant to this prospectus. The information under this heading relates to resales of shares covered by this prospectus by persons who are our “affiliates” as that term is defined under federal securities laws. These persons will be our executive officers and members of our Board of Directors.

The tabular information below assumes that all the common shares being offered pursuant to the registration statement of which this prospectus is a part are sold to third parties.  However, because the selling shareholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling shareholder may retain after completion of the offering cannot be determined at this time. Information concerning the selling shareholders may change from time to time and, to the extent required, will be set forth in supplements or amendments to this prospectus.

	Present Principal Position	Shares Beneficially Owned Before		Shares Offered	Common Shares and Percentage of Class to be Owned After the Offering (3)(4)
Name	with Us or Our Affiliates	the Offering(1)		Hereby(2)	Number	Percent
Arturo Raschbaum	President and Chief Executive Officer	732,467	(5)	666,667	65,800	*
John Marshaleck	Chief Financial Officer	183,000	(6)	150,000	33,000	*
Karen Schmitt	President of Major Subsidiaries	195,250	(7)	150,000	45,250	*
Patrick Haveron	Executive Vice President and President of Subsidiary	42,500	(8)	40,000	2,500	*
Raymond Neff	Director	324,000	(9)	24,000	300,000	*
Steven Nigro	Director	25,000	(10)	24,000	1,000	*
Simcha Lyons	Director	60,505	(11)	24,000	36,505	*
Yehuda Neuberger	Director	124,000	(12)	24,000	100,000	*

* Represents less than 1% of the outstanding common shares.

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that it includes all shares issuable upon exercise of all outstanding options. They may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	The amounts for each selling shareholder assume full vesting and exercise of all outstanding options to purchase common shares held by that selling shareholder as of the date of this prospectus.

(3)	The percentage of beneficial ownership shown in the table is based on 71,199,965 common shares issued and outstanding as of May 14, 2010.

(4)
Assuming the sale of all shares covered by this prospectus and that the number of common shares issued and outstanding upon the completion of the offering will include only such shares together with all other shares issued and outstanding on the date of this prospectus.

(5)
Includes 145,833 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 520,834 shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus, and 65,800 common shares.  Does not include 333,333 common shares not yet issued and not exercisable within 60 days of the date of this prospectus (such options are to be issued pursuant to an employment agreement with Mr. Raschbaum dated October 31, 2008).

(6)
Includes 39,062 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 110,938 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 33,000 common shares.

(7)
Includes 39,062 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 110,938 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 45,250 common shares.  Ms. Schmitt is the President of Maiden Re Insurance Services, LLC, Maiden Reinsurance Company and Maiden Specialty Insurance Company, each a subsidiary of the Company.

(8)
Includes 40,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 2,500 common shares.  Mr. Haveron is an Executive Vice President of the Company and the President of Maiden Global Servicing Company, LLC, a subsidiary of the Company.

(9)	Includes 24,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus and 300,000 common shares.

(10)	Includes 24,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus and 1,000 common shares.

(11)	Includes 24,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus and 36,505 common shares.

(12)	Includes 24,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus and 100,000 common shares.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “selling shareholder” means and includes:  (i) the persons identified in the table above as the selling shareholders and (ii) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the common shares offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.  The decision to sell any shares is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of common shares by certain individuals.  There can be no assurance that any shares will be sold by the selling shareholders.

The common shares offered by this prospectus may be sold from time to time directly by the selling shareholders.  Alternatively, the selling shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries.  The selling shareholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common shares offered hereby.  The distribution of the common shares by the selling shareholders may be effected (i) in one or more transactions that may take place on Nasdaq (including one or more block transactions) through customary brokerage channels, either through brokers acting as agents for the selling shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on Nasdaq, (ii) in privately-negotiated sales, (iii) by a combination of such methods or (iv) by other means.  These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of our common shares.

The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise.  In such transactions, broker-dealers may engage in short sales of the common shares in the course of hedging the positions they assume with the selling shareholders.  The selling shareholders also may sell shares short and redeliver the shares to close out such short positions.  The selling shareholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of common shares.  The broker-dealer may then resell or otherwise transfer such common shares pursuant to this prospectus.

The selling shareholders also may lend or pledge common shares to a broker-dealer.  The broker-dealer may sell the common shares so lent, or upon a default the broker-dealer may sell the pledged common shares pursuant to this prospectus.  Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of common shares by the selling shareholders.

Although the common shares covered by this prospectus are not currently being underwritten, the selling shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common shares may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.  Because the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include deemed delivery by brokers or dealers pursuant to Rule 153 under the Securities Act in connection with sales effected between brokers or dealers on or through Nasdaq.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of common shares offered hereby may not simultaneously engage in market making activities with respect to the common shares for a period of up to five days preceding such distribution.  The selling shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common shares offered hereby. However, the selling shareholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the common shares offered pursuant to this prospectus.

We have agreed to indemnify certain of the selling shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those shareholders may be required to make in respect thereof.

There can be no assurance that the selling shareholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the issuance of the common shares offered hereby has been passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda.

EXPERTS

Our consolidated balance sheets as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity and comprehensive income (loss), and cash flows for each of the years ended December 31, 2009 and 2008 and for the period from May 31, 2007 (inception) to December 31, 2007, which are incorporated by reference in this prospectus, have been audited by BDO Seidman, LLP, an independent registered public accounting firm, as stated in their report with respect thereto, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information incorporated by reference modifies or supersedes the existing information.

The following documents filed with the SEC (File No. 001-34042) are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010.

•	All other reports filed by us with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2009.

•
The description of our common shares contained in the section entitled “Description of Share Capital” in the prospectus included in our registration statement on Form S-1, as initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137) (which description is incorporated by reference into our registration statement on Form 8-A, as filed on May 2, 2008).

All documents filed by us after the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all of the securities offered hereunder have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the registration statement of which this prospectus is a part, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Secretary, Maiden Holdings, Ltd., 131 Front Street, Hamilton HM12, Bermuda, telephone:  (441) 292-7090.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy, upon payment of a fee set by the SEC, any documents that we file with the SEC as its public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may also call the SEC at (800) SEC-0330 for more information on the public reference room.  Our filings are also available to the public on the Internet through the SEC’s EDGAR database.  You may access the EDGAR database at the SEC’s website at www.sec.gov.  The information we file with the SEC and other information about us is also available on our website at www.maiden.bm, free of charge.  However, the information on our website is not incorporated into this prospectus and you should not consider information contained on the SEC’s website or our website to be part of this prospectus.

This prospectus is part of a registration statement on Form S-8 that we have filed with the SEC to register the common shares offered hereby under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules that we file with the SEC.  You may refer to the registration statement, the exhibits and schedules for more information about us and our common shares.  The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its EDGAR database on the Internet.

You should rely only on the information contained in this prospectus or any supplement to this prospectus.  We have not authorized anyone to provide you with different information.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index immediately following the signature page.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on May 18, 2010.

MAIDEN HOLDINGS, LTD.

By:	/s/ Arturo Raschbaum
	Name:	Arturo Raschbaum
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Maiden Holdings, Ltd., hereby severally constitute and appoint Arturo Raschbaum and John Marshaleck, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Maiden Holdings, Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Arturo Raschbaum	President and Chief Executive Officer	May 18, 2010
Arturo Raschbaum	(Principal Executive Officer)

/s/ John Marshaleck	Chief Financial Officer	May 18, 2010
John Marshaleck	(Principal Financial and Accounting Officer)

/s/ Barry Zyskind	Chairman of the Board	May 18, 2010
Barry Zyskind

/s/ Raymond Neff	Director	May 18, 2010
Raymond Neff

/s/ Steven Nigro	Director	May 18, 2010
Steven Nigro

/s/ Simcha Lyons	Director	May 18, 2010
Simcha Lyons

/s/ Yehuda Neuberger	Director	May 18, 2010
Yehuda Neuberger

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Memorandum of Association (filed herewith).

4.2
Bye-Laws (previously filed as Exhibit 3.2 to the Company’s registration statement on Form S-1, as initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137)).

4.3
Form of Common Share Certificate (previously filed as Exhibit 4.1 to the Company’s registration statement on Form S-1, as initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137)).

5.1	Opinion of Conyers Dill & Pearman Limited (filed herewith).

23.1	Consent of BDO Seidman, LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Conyers Dill & Pearman Limited (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).

99.1
Amended and Restated Maiden Holdings, Ltd. 2007 Share Incentive Plan (previously filed as Appendix A to the Company’s definitive proxy statement filed with the SEC on April 2, 2010 (File No. 001-34042)).